LIMITED POWER OF ATTORNEY


	KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned hereby constitutes, designates and appoints each of Steven
C. McCracken, Michael J. Rider and Brian P. Lynch, as the undersigned's true and lawful attorneys-in-fact, with full power and authority to act without the others on behalf of and as attorney for the undersigned, for the following purposes:

1.	to execute for and on behalf of the
undersigned, in the undersigned's capacity as an officer and/or director of Callaway Golf Company (the "Company"), any forms or documents required or permitted in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder, as the same may now exist or hereafter be amended, including Securities and Exchange Commission Forms 3, 4 and
5;

2.	to do and perform any and all acts for and on behalf of the
undersigned which may be necessary or desirable to complete and execute any such forms or documents or any amendment or amendments thereto, and to file such forms or documents with the Securities and Exchange Commission and any stock exchange or similar authority; and

3.	to take any other action of
any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the forms or documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

	The undersigned hereby grants to
each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

	Unless
earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact, this Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file such forms or documents with respect to the undersigned's holdings of and transactions in securities issued by the Company.

	IN WITNESS WHEREOF,
the undersigned has caused this Limited Power of Attorney to be executed effective as of September 30, 2002.






                                                /s/ Yotaro Kobayashi